UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2005

ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700

(Commission File Number)	(IRS Employer Identification No.)

17300 North Dallas Parkway, Suite 2000 Dallas, Texas	75248-1191

(Address of Principal Executive Offices)	(Zip Code)

(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

      The Company’s Series D Preferred Stock provides conversion rights for the holders and other rights as described in the Certificate of Designation of the Series D Preferred Stock. Effective March 21, 2005 the Company had temporarily lowered the conversion price of the 150,670 outstanding Series D Redeemable Convertible Preferred Shares from $1.50 to $0.55 per share.

      On March 24, 2005, NQL Sub-Surviving Corporation converted 138,845 shares of Series D Redeemable Convertible Preferred Stock into 2,524,456 shares of common stock of the Company. The conversion was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: March 29, 2005	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer